                                                                    Exhibit 3.13
================================================================================

                                 State of Alaska

                 Department of Commerce and Economic Development

                Division of Banking, Securities and Corporations

I certify that the attached 10 pages are true copies of records on file with the Department of Commerce and Economic Development, Division of Banking, Securities, and Corporations.

                                             Deborah B. Sedwick
                                             Commissioner

[SEAL]
                                             Certified by: /s/ Gina Markovich
                                                          ----------------------
                                             Date: May 6, 1999
                                                   -----------------------------
================================================================================

                                                               FILE NO.: 44931-D
================================================================================
                                 State of Alaska
                 Department of Commerce and Economic Development
                Division of Banking, Securities and Corporations

                                   CERTIFICATE
                                       OF
                                  INCORPORATION

                              Business Corporation

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of the Articles of Incorporation of

                    PACIFIC TELECOM CELLULAR OF ALASKA, INC.

have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues the Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on December 5, 1989.

                                             /s/ LARRY MERCULIEFF

[SEAL]                                       LARRY MERCULIEFF
                                             COMMISSIONER OF COMMERCE
                                             AND ECONOMIC DEVELOPMENT

08-120B (Rev. 9/88)
5841M-2

Issued By: Corporations Section, P0. Box D, Juneau, Alaska 99811, Telephone
(907) 465-2530
================================================================================

                                                           Filed for Record
                                                           State of Alaska
                                                              DEC 5 1989
                                                      Department of Commerce and
                                                         Economic Development

                            ARTICLES OF INCORPORATION

                                       OF

                    PACIFIC TELECOM CELLULAR OF ALASKA, INC.

            The undersigned natural person of the age of 18 years or more, acting as incorporator under the Alaska Corporation Code, adopts the following Articles of Incorporation:

                                    ARTICLE I

            The name of the corporation is Pacific Telecom Cellular of Alaska, Inc. and its duration shall be perpetual.

                                   ARTICLE II

            The purposes for which the corporation is organized are: To engage in any lawful activity for which corporations may be organized under the Alaska Corporation Code.

                                   ARTICLE III

            The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, without par value, of voting common stock.

                                   ARTICLE IV

            No holder of shares of securities of the corporation now or hereafter authorized shall have any preemptive right or be entitled as of right to subscribe for, purchase or receive any unissued or treasury shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class; but all such unissued or treasury shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

                                    ARTICLE V

            At each election for directors, every shareholder entitled to vote shall be entitled to cast cumulative votes, either by giving one candidate as many votes as equals the number of directors to be elected, multiplied by the number of the shareholder's shares, or by distributing such cumulative votes among any number of such candidates.

                                   ARTICLE VI

            Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

                                   ARTICLE VII

            The corporation shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Alaska Corporation Code in effect at the time of the determination.

                                  ARTICLE VIII

            The corporation may purchase, either directly or indirectly, shares of capital stock and evidences of indebtedness issued or created by the corporation, to the extent of unreserved and unrestricted capital surplus available therefor.

                                   ARTICLE IX

            The board of directors may from time to time distribute to the corporation's shareholders, in partial liquidation, out of state capital or capital surplus to the extent legally available therefor, a portion of the corporation's assets in cash or property.

                                    ARTICLE X

            The address of the initial registered office of the corporation is Ste. 800, 240 Main Street, Juneau, Alaska 99801 and the name of its initial registered agent at such address is C T Corporation System.

                                   ARTICLE XI

            The number of directors constituting the initial Board of Directors of the corporation is five. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

       Name                                          Address
       ----                                          -------

Charles E. Robinson                      805 Broadway, Vancouver, WA  93668
Charles E. Peterson                      805 Broadway, Vancouver, WA  98668
Vein K. Dunham                           805 Broadway, Vancouver, WA  98668
James H. Huesgen                         805 Broadway. Vancouver, WA  98666
Theodore D. Berns                        805 Broadway, Vancouver, WA  98668

                                   ARTICLE XII

            The mailing address for the corporation for notices is 805 Broadway, Vancouver, WA 98668.

                                  ARTICLE XIII

            The corporation has no alien affiliates.

                                   ARTICLE XIV

            The name and address of the incorporator are:

            Margaret N. Goudreau, 520 Pike Street, Seattle WA 98101

            I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and that to the best of my knowledge and belief, it is true, correct and complete.

Date: 12-4-89

                                        /s/ Margaret M. Goudreau
                                        ----------------------------------
                                        Margaret M. Goudreau, Incorporator

Witnessed this 4th day of December 1989.


By: /s/ J.P. Stuart Stout
    ---------------------
    J.P. Stuart Stout

My commission expires February 29, 1989

                             CONSENT TO USE OF NAME

            PACIFIC TELECOM, INC., a corporation organized under the laws of the State of Washington, hereby consents to the organization-qualification of PACIFIC TELECOM CELLULAR OF ALASKA, INC. in the State of Alaska.

            IN WITNESS WHEREOF, the said PACIFIC TELECOM, INC. has caused this consent to be executed by its Vice President and Secretary under its corporate seal this 28th day of November, 1989.

                                        PACIFIC TELECOM, INC.


                                        By /s/ Theodore D. Burns
                                           ----------------------------
                                           Vice President and Secretary
                                           Theodore D. Burns

                    PACIFIC TELECOM CELLULAR OF ALASKA, INC.

The S.I.C. code which most closely describes the business activities is 4800.

          NOTICE OF CHANGE OF OFFICERS, DIRECTORS AND ALIEN AFFILIATES
           PACIFIC TELECOM CELLULAR OF ALASKA, INC. - FILE NO. 44931 D

      Pacific Telecom Cellular of Alaska, Inc.'s last Biannual Report was filed with the State of Alaska in December 1990 for the period ending December 31, 1990. As required by Section 10.06.813 of the Alaska Corporations Code, changes in officers, directors and alien affiliates within the first year of the current biennial reporting period are submitted as follows:

DIRECTORS                     ADDRESS                  STATUS
---------                     -------                  ------

Charles E. Peterson                                    Retired
Vern K. Dunham                                         Not Re-elected

OFFICERS                      ADDRESS                  STATUS
--------                      -------                  ------

Charles E. Robinson           805 Broadway             Change in Title
Chairman & Chief              Vancouver, WA  98668
  Executive Officer

Theodore D. Berns             805 Broadway             Change in Title
President & Chief             Vancouver, WA  98668
  Operating Officer

James H. Huesgen              805 Broadway             Change in Title
Executive Vice                Vancouver, WA  98668
  President

Donn T. Wonnell               805 Broadway             Replaces
Vice President                Vancouver, WA  98668     Theodore D. Berns
  & Secretary

George S. Shaginaw            901 Kilbourn Ave.        New
Executive Vice President      Tomah, WI  54660
  & General Manager

Patrick D. Connor             901 Kilbourn Ave.        New
Vice President, Operations    Tomah, WI  54660
  & Engineering

Jeffrey Bunke                 901 Kilbourn Ave.        New
Vice President                Tomah, WI  54660
Administration & Marketing

                                                           Filed for Record
                                                           State of Alaska

                                                             DEC 23 1991

                                                      Department of Commerce and
                                                         Economic Development

Jeffrey W. Edgerton           901 Kilbourn Ave.        New
Vice President, Finance       Tomah, WI  54660
  & Controller

Gary S. Christopherson        901 Kilbourn Ave.        New
Vice President, Network       Tomah, WI  54660
  Services

ALIEN AFFILIATE               ADDRESS                  STATUS
---------------               -------                  ------

Cidcom S.A.                   LOTA 2267-P1SO5-OF501    Sold 9-10-91
                              Casilla 16372-SECTOR 9
                              Santiago, Chile


                                        /s/ Donn T. Wonnell
                                        -----------------------------
                                        Donn T. Wonnell
                                        Vice President & Secretary

                                        Dated:    16 Dec 91
                                              -----------------------